exhibit 4.15
SALE OF ASSETS AGREEMENT (SOUTH)
between
PAMODZI GOLD FREE STATE (PROPRIETARY) LIMITED
(IN PROVISIONAL LIQUIDATION)
and
HARMONY GOLD MINING COMPANY LIMITED

TABLE OF CONTENTS

1	PARTIES	1
2	INTERPRETATION	1
3	INTRODUCTION	13
4	CONDITIONS PRECEDENT	13
5	MERGER NOTIFICATION TO COMPETITION AUTHORITIES	16
6	TRIGGER EVENT	16
7	SALE	17
8	PURCHASE CONSIDERATION	17
9	ESCROW ACCOUNT	18
10	PAYMENT OF THE PURCHASE CONSIDERATION	18
11	CARE AND MAINTENANCE	19
12	CLOSING	20
13	VALUE OF SPECIFIED ASSETS	21
14	REVIEW OF BUILDINGS, FIXED ASSETS AND EQUIPMENT AND INFRASTRUCTURE	22
15	BUSINESS LIABILITIES	22
16	REHABILITATION LIABILITIES	22
17	CONDUCT OF SOUTH BUSINESS AND MANAGEMENT	23
18	WARRANTIES BY THE SELLER	24
19	GENERAL WARRANTIES	25
20	EMBARGO	26
21	CONFIDENTIALITY	26
22	PUBLICITY	28
23	SUPPORT	29
24	BREACH	29
25	DISPUTE RESOLUTION	30
26	NOTICES AND DOMICILIA	31
27	BENEFIT OF THE AGREEMENT	32
28	APPLICABLE LAW AND JURISDICTION	32
29	GENERAL	33
30	COSTS	34
31	SIGNATURE	34
ANNEXURES

ANNEXURE “1”	: PLAN AND COORDINATES
ANNEXURE “2”	: IMMOVABLE PROPERTY
ANNEXURE “3”	: SPECIFIED ASSETS
ANNEXURE “4”	: SURFACE RIGHT PERMITS
ANNEXURE “5”	: OLD ORDER MINING RIGHT

WHEREBY THE PARTIES AGREE AS FOLLOWS —
1	PARTIES
1.1	Pamodzi Gold Free State (Proprietary) Limited (in provisional liquidation); and

1.2	Harmony Gold Mining Company Limited.
2	INTERPRETATION
2.1	In this Agreement —
2.1.1	clause headings are for convenience only and are not to be used in its interpretation;

2.1.2	an expression which denotes —
2.1.2.1	any gender includes the other genders;

2.1.2.2	a natural person includes a juristic person and vice versa; and

2.1.2.3	the singular includes the plural and vice versa.
2.2	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings —
2.2.1	“Administration Expenses Agreement” means the written agreement entered into between the Purchaser and the Seller on 7 August 2009 in terms of which the Purchaser agreed to pay the Seller an amount of R5,000,000 (five million rand) in respect of certain expenses to be incurred by the Seller;

2.2.2	“AFSA” means the Arbitration Foundation of Southern Africa;

2.2.3	“Agreement” means this sale of assets agreement;

2.2.4	“Applicable Date” means 7 August 2009;

2.2.5	“Buildings” means all buildings located on the Immovable Property, the Surface Right Permits and the Servitudes and all fixtures, fittings and contents therein as at the Applicable Date;

2.2.6	“Business” means the gold mining, processing and related business carried on by the Seller under the name and style of “President Steyn Gold Mine” prior to the Signature Date, which business included the operation of the Steyn Shafts;

2.2.7	“Business Liabilities” means all liabilities of whatsoever nature or kind, and wherever and howsoever arising, of the Seller other than the Rehabilitation Liabilities;

2.2.8	“Care and Maintenance” means all care and maintenance reasonably necessary in respect of the Sale Assets which shall include, inter alia —
2.2.8.1	the continuation of all water pumping activities at Steyn 9 Shaft (previously known as Freddies 9 Shaft) so as to ensure that there is no build-up of water in the shaft;

2.2.8.2	the continuation of the dewatering of Steyn 9 Shaft (previously known as Freddies 9 Shaft) so as to ensure that the water level remains below the 57 level pump station;

2.2.8.3	the continuation of the dewatering of Steyn 3 Shaft (previously known as Loraine 3 Shaft) between 71 and 75 level, so as to allow for the future recommissioning of the pump station on 74 level;

2.2.8.4	the continuation of the dewatering of Steyn 3 Shaft (previously known as Loraine 3 Shaft) so as to ensure that the water level remains below the 73 level station footwall; and

2.2.8.5	the provision of all necessary security services to ensure that the Sale Assets are secure and cannot be accessed by unauthorised persons;
2.2.9	“Companies Act” means the Companies Act, 1973;

2.2.10	“Competition Act” means the Competition Act, 1998;

2.2.11	“Competition Authorities” means the commission established pursuant to Chapter 4, Part A of the Competition Act or the tribunal established pursuant to Chapter 4, Part B of the Competition Act or the appeal court established pursuant to Chapter 4, Part C of the Competition Act, as the case may be;

2.2.12	“Condition Precedent Fulfilment Date” the date on which the last of the Conditions Precedent has been fulfilled or waived, as the case may be;

2.2.13	“Conditions Precedent” means the conditions precedent set out in clause 4.1;

2.2.14	“Deed of Cession” means a notarial deed of cession of the New Order Mining Right prepared by the Purchaser’s Attorneys;

2.2.15	“DMR” means the Department of Mineral Resources of the Government of the Republic of South Africa;

2.2.16	“Effective Date” means if there has been -
2.2.16.1.1	no deterioration or damage as contemplated in clause 14.1, the 2nd (second) business day after the Measurement Date; or

2.2.16.1.2	deterioration or damage as contemplated in clause 14.1, the 2nd (second) business day after the later of the Measurement Date and the date of determination of the cost of restoration in terms of clause 14.1;
2.2.17	“Employees” means all employees of the Seller who are employed exclusively or predominantly in respect of the South Business, other than the Management Employees;

2.2.18	“Equipment and Infrastructure” means all equipment, infrastructure, spares and inventory owned and used by the Seller in or in connection with the South Business —
2.2.18.1	whether above or below the surface, and which was situated on or below the South Business Area as at the Applicable Date; and/or

2.2.18.2	which is held by contractors or service suppliers for repair, refurbishment or reconditioning;
2.2.19	“Fixed Assets” means all assets owned by the Seller in addition to the Buildings, the Equipment and Infrastructure and the Immovable Property, used in or in connection with the South Business, whether above or below the surface, and which were situated on or below the South Business Area as at the Applicable Date;

2.2.20	“Gold Work-in-Progress” means all gold bearing material derived from the South Business which had not yet been processed and sold as at the Applicable Date;

2.2.21	“Immovable Property” means the immovable property owned by the Seller and used in connection with the South Business, details of which are listed in annexure “2”;

2.2.22	“Income Tax Act” means the Income Tax Act, 1962;

2.2.23	“Independent Auditors” means such independent auditors as may be agreed between the Seller and the Purchaser, or failing agreement within 48 (forty eight) hours from the date of a request by either Party for such agreement, appointed by the Executive President for the time being of the South African Institute of Chartered Accountants from one of the 4 (four) largest (based on number of partners) independent firms of auditors in South Africa at the time;

2.2.24	“Intellectual Property” means all patents, registered and unregistered trade marks, service marks, copyright, designs and applications for any of the aforegoing in any part of the world, and any know-how, trade secrets and data associated with any of the aforegoing owned by the Seller and used in or in connection with the South Business;

2.2.25	“Labour Relations Act” means the Labour Relations Act, 1995;

2.2.26	“Liquidators” means the provisional liquidators of the Seller being Allan David Pellow, Barend Peterson, Deon Marius Botha, Enver Mohammed Motala, Gavin Cecil Gainsford and Johan Engelbrecht;

2.2.27	“Management Employees” means all management level employees of the Seller who are employed exclusively or predominantly in respect of the South Business;

2.2.28	“Management Termination Agreements” means written agreements in terms of section 197(6) of the Labour Relations Act entered or to be entered into between the Seller, the Purchaser, Avgold Limited and the Management Employees, in terms of which the employment of the Management Employees with the Seller will be terminated for operational reasons with effect from a date which is prior to the Effective Date, and the Management Employees waive all of their rights and claims against the Purchaser’s Group under sections 197 and 197A of the Labour Relations Act arising pursuant to the Sale;

2.2.29	“Measurement Date” means —
2.2.29.1	the 2nd (second) business day immediately succeeding the day on which the last of the Conditions Precedent has been fulfilled or waived, as the case may be; or

2.2.29.2	if the Purchaser has indicated to the Seller at any time on or before the date referred to in clause 2.2.29.1 that it is of the view that any of the Specified Assets has been removed from the South Business Area, the 2nd (second) business day immediately succeeding the day on which the value of such Specified Asset(s) is agreed or determined in accordance with the provisions of clause 13.1;
2.2.30	“Merger Notification” means the merger notice which may be submitted to the Competition Authorities as contemplated in clause 5;

2.2.31	“Mining Titles Office” means the Mining Titles Office contemplated in section 2 of the Mining Titles Registration Act, 1967;

2.2.32	“Minister” means the Minister of Mining;

2.2.33	“MPRDA” means the Mineral and Petroleum Resources Development Act, 2002;

2.2.34	“New Order Mining Right” means the mining right into which it is intended that the Old Order Mining Right will be converted in terms of clause 4.1.4;

2.2.35	“North Business” means the “North Business” as defined in the North Sale Agreement;

2.2.36	“North Sale Agreement” means a written agreement entered or to be entered into between Avgold Limited and the Seller in terms of which Avgold Limited acquires the gold mining, processing and related business owned by the Seller and known as “President Steyn North Division”;

2.2.37	“Old Order Mining Right” means all existing mineral rights, mining leases, mining licences, surface right permits and other mining rights held by the Seller and which were used in connection with the South Business prior to the Signature Date, including those listed in annexure “4”;

2.2.38	“Parties” means the parties to this Agreement;

2.2.39	“Plant Sale Agreement” means a written agreement entered or to be entered into between the Purchaser and the Seller in terms of which the Purchaser acquires the PSGM Plant and associated assets;

2.2.40	“Prime Rate” means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year, from time to time published by Absa Bank Limited as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it will not be necessary to prove;

2.2.41	“PSGM Plant” means the gold processing plant owned by the Seller, situated on the Immoveable Property and known as the “PSGM Plant”;

2.2.42	“Purchase Consideration” means the amount payable by the Purchaser to the Seller for the Sale Assets in terms of this Agreement, details of which are set out in clause 8;

2.2.43	“Purchaser” means Harmony Gold Mining Company Limited, registration number 1950/038232/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.2.44	“Purchaser’s Attorneys” means Cliffe Dekker Hofmeyr Incorporated, registration number 2008/018923/21, a limited liability private company duly incorporated in the Republic of South Africa;

2.2.45	“Purchaser’s Group” means the Purchaser and its subsidiaries;

2.2.46	“Rehabilitation Fund” means the President Steyn Rehabilitation Trust, Master’s Reference Number IT 1829/1998, a trust duly established in the Republic of South Africa;

2.2.47	“Rehabilitation Liabilities” means the Seller’s obligations to rehabilitate all environmental disturbances, including health and pollution, and degradation existing within the South Business Area (including any object and/or thing beneath the South Business Area), which obligations arose prior to the Effective Date, and shall include —
2.2.47.1	all restoration, anti-pollution measures, anti-flooding measures, making safe, rehabilitation, compliance with the terms of any rehabilitation plans and/or programs approved by the DMR; and

2.2.47.2	all compliance with all lawful directives of all regulatory authorities;
2.2.48	“Related Agreements” means the Waste Rock Dump Sale Agreement, the Plant Sale Agreement and the North Sale Agreement;

2.2.49	“Sale” means the sale by the Seller of the Sale Assets to the Purchaser in terms of this Agreement;

2.2.50	“Sale Assets” means all the assets owned by the Seller and used in or in connection with the South Business, including —
2.2.50.1	the Buildings;

2.2.50.2	the Gold Work-in-Progress;

2.2.50.3	the Equipment and Infrastructure;

2.2.50.4	the Fixed Assets;

2.2.50.5	the Immovable Property;

2.2.50.6	the Intellectual Property;

2.2.50.7	the New Order Mining Right;

2.2.50.8	the South Steyn Shafts;

2.2.50.9	the Stock;

2.2.50.10	all information and technical data relating to the South Business Area, including geology reports, drill cores and the like;

2.2.50.11	all ore stockpiles; and

2.2.50.12	all prepaid expenses and deposits made in connection with the South Business, but specifically excluding the PSGM Plant;
2.2.51	“Seller” means Pamodzi Gold Free State (Proprietary) Limited (in provisional liquidation), registration number 1998/019764/07, a limited liability private company duly incorporated in the Republic of South Africa, duly represented herein by the Liquidators;

2.2.52	“Seller’s Designated Account” means the bank account nominated by the Seller, the details of which are set out below, or such other account as the Seller may designate in writing on 5 (five) business days notice to the Purchaser —

Name of Account:	Pamodzi Gold Free State (Proprietary) Limited (In Liquidation)

Bank:	Absa Bank Limited

Branch:	Auckland Park

Branch Code:	632005

Account Number:	407 451 2528
2.2.53	“Servitudes” means all servitudes granted to and used by the Seller in connection with the Sale Assets, or which relate in any way to the Sale Assets, and which are capable of being transferred by the Seller to the Purchaser;

2.2.54	“Signature Date” means the date of signature of this Agreement by the Party fast signing;

2.2.55	“South Business” means the gold mining, processing and related business carried on by the Seller under the name and style of “President Steyn South Division” prior to the Signature Date, which business included the operation of the South Steyn Shafts;

2.2.56	“South Business Area” means the area outlined in green and labelled “MINING LEASE AREA” on the plan annexed hereto as annexure “1”, which area is depicted by the coordinates listed in annexure “1”;

2.2.57	“South Steyn Shafts” means the gold mines known as Steyn 1 Shaft and Steyn 2 Shaft and the ventilation shaft known as Steyn 1A Shaft;

2.2.58	“Specified Assets” means the assets listed in annexure “3”, which form part of the Sale Assets, photographs of which were taken on the Applicable Date and are contained on 2 (two) identical compact discs signed by the Parties on the Signature Date and held in escrow by each of the Purchaser’s Attorneys and Knowles Husain Lindsay Attorneys;

2.2.59	“Steyn Shafts” means the gold mines known as Steyn 1 Shaft, Steyn 2 Shaft Steyn 3 Shaft (previously known as Lorraine 3 Shaft), Steyn 7 Shaft (previously known as Freddies 7 Shaft) and Steyn 9 Shaft (previously known as Freddies 9 Shaft) and the ventilation shafts known as Steyn 1A Shaft, Steyn 4 Shaft (previously known as Loraine 4 Shaft) and Steyn 8 Shaft (previously known as Freddies 8 Shaft);

2.2.60	“Stock” means the stock-in-trade of the Seller relating to the South Business at the Applicable Date, comprising —

2.2.60.1	raw materials;

2.2.60.2	packaging materials;

2.2.60.3	work in progress;

2.2.60.4	finished products; and

2.2.60.5	spares and consumables,
and includes all Stock in transit to and from the Seller, Stock held on consignment by third parties and Stock held for reworking or processing by third parties;

2.2.61	“Surface Right Permits” means the surface right permits held by the Seller, details of which are contained in annexure “2”;

2.2.62	“Supporting Documentation” means the initial environmental management plan(s), mine works programme(s), social and labour plan(s) and other documents submitted by or on behalf of the Seller in support of its application to convert the Old Order Mining Right into the New Order Mining Right;

2.2.63	“Termination Agreements” means the Union Termination and Recall Agreement and the Management Termination Agreements;

2.2.64	“Trigger Event” means the occurrence of 1 (one) or more of the following —
2.2.64.1	any of the Termination Agreements not being unconditional in all respects;

2.2.64.2	any of the Termination Agreements not being of full force and effect for any reason whatsoever;

2.2.64.3	any of the Termination Agreements having been amended or varied in any way whatsoever without the Purchaser’s prior written consent;

2.2.64.4	the water level in Steyn 9 Shaft (previously known as Freddies 9 Shaft) having increased to such an extent that the 57 level pump station is not fully operational in accordance with its specifications;

2.2.64.5	the water level in Steyn 3 Shaft (previously known as Loraine 3 Shaft) having increased to such an extent that the 69.5 level pump station is no longer able to pump water to 56 level at the same rate as it did prior to the Seller being placed in provisional liquidation;

2.2.64.6	any of the Specified Assets, which has a value (as agreed or determined in accordance with the provisions of clause 13) of R18,000,000 (eighteen million rand) or more, having been removed from the South Business Area;

2.2.64.7	Specified Assets, which have an aggregate value (as agreed or determined in accordance with the provisions of clause 13) of R10,000,000 (ten million rand) or more, having been removed from the South Business Area;

2.2.64.8	the Seller being in breach of this Agreement or having failed to comply with any of its obligations under this Agreement which are required to have been complied with as at the Measurement Date;

2.2.64.9	any amendments having been made to the Supporting Documentation without the Purchaser’s prior written approval; and

2.2.64.10	any one or more events, circumstances, conditions or changes which result in, or which will result in, individually or in the aggregate, a material adverse impact on the Sale Assets and which has reduced, or will reduce, the value of the Sale Assets on a permanent basis by at least R18,000,000 (eighteen million rand), provided that any changes in market conditions, of whatsoever nature or kind, including fluctuations in interest rates and commodity prices and changes in the availability of products, shall not constitute a Trigger Event and shall not be taken into account in any manner in determining any reduction in the value of the Sale Assets;
2.2.65	“Union Termination and Recall Agreement” means a written agreement(s) in terms of section 197(6) of the Labour Relations Act entered or to be entered into between the Seller, the Purchaser, Avgold Limited and the appropriate person(s) or body(ies) referred to in section 189(1) of the Labour Relations Act in respect of the Employees (“Authorised Person”), in terms of which the —
2.2.65.1	Authorised Person agrees to the termination of the Employees’ employment with the Seller for operational reasons with effect from a date which is prior to the Effective Date, and waives all of the Employees’ and, where applicable, the Authorised Person’s, rights and claims against the Purchaser’s Group under sections 197 and 197A of the Labour Relations Act arising pursuant to the Sale; and

2.2.65.2	Purchaser or Avgold Limited, as the case may be, agrees to recall some or all of the Employees on and subject to specified terms and conditions;

2.2.66	“VAT” means value-added tax as levied from time to time in terms of the VAT Act;

2.2.67	“VAT Act” means the Value-Added Tax Act, 1991;

2.2.68	“Warranties” means the warranties expressly given by the Seller to the Purchaser in terms of this Agreement; and

2.2.69	“Waste Rock Dump Sale Agreement” means a written agreement entered or to be entered into between Harmony and the Seller in terms of which Harmony acquires the waste rock dump owned by the Seller and known as “Freddies 9 Shaft Waste Rock Dump”.
2.3	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 1 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.4	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.5	Subject to clauses 2.6, 2.8 and 2.17, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.6	The terms “holding company” and “subsidiary” shall bear the meanings assigned thereto in the Companies Act.

2.7	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.8	Reference to “days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time. Any reference to “business hours” shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time.

2.9	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.11	No provision herein shall be construed against or interpreted to the disadvantage of a Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision.

2.12	The Parties, unless specifically otherwise provided, shall be deemed to be contracting as principals and not as agents.

2.13	The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.14	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.15	Whenever any person is required to act “as an expert and not as an arbitrator” in terms of this Agreement, then —
2.15.1	the determination of the expert shall (in the absence of manifest error) be final and binding;

2.15.2	subject to any express provision to the contrary, the expert shall determine the liability for his or its charges, which shall be paid accordingly;

2.15.3	the expert shall be entitled to determine such methods and processes as he or it may, in his or its sole discretion, deem appropriate in the circumstances provided that the expert may not adopt any process which is manifestly biased, unfair or unreasonable;

2.15.4	the expert shall consult with the relevant Parties (provided that the extent of the expert’s consultation shall be in his or its sole discretion) prior to rendering a determination; and

2.15.5	having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.
2.16	Any reference in this Agreement to “this Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.17	This Agreement incorporates the annexures which annexures shall have the same force and effect as if set out in the body of this Agreement. In this Agreement the words “clause” or “clauses” and “annexure” or “annexures” refer to clauses of and annexures to this Agreement.
3	INTRODUCTION
3.1	The Seller is the beneficial, and where applicable registered, owner of the Sale Assets.

3.2	The Purchaser wishes to purchase the Sale Assets and the Seller wishes to sell the Sale Assets to the Purchaser on the terms and conditions herein contained.

3.3	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.
4	CONDITIONS PRECEDENT
4.1	Save for clauses 1 to 5, clauses 11, 14 and 17 and clauses 19 to 31 (both inclusive) all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that —
4.1.1	by not later than 17h00 on 30 October 2009, the Purchaser has entered into a written agreement with Eskom Limited providing for the supply of electricity to the South Business and the North Business with an aggregate baseline of no less than what was approved by Eskom Limited for the South Business and the North Business prior to the Seller being placed in provisional liquidation;

4.1.2	by not later than 17h00 on 30 October 2009, the Purchaser is satisfied, acting reasonably, that all necessary steps have been taken and documents signed so as to ensure that the Surface Right Permits and Servitudes can be transferred to the Purchaser, and such transfers can, to the extent necessary, be registered in the Mining Titles Office, forthwith after the Effective Date;

4.1.3	by not later than 17h00 on 21 December 2009, the Sale (to the extent necessary) has been unconditionally approved by the Competition Authorities in terms of the Competition Act, or conditionally approved on terms and conditions acceptable to the Purchaser;

4.1.4	by not later than 17h00 on 29 January 2010, the Old Order Mining Right has been converted into the New Order Mining Right in terms of Item 7 of Schedule II to the MPRDA;

4.1.5	by not later than 17h00 on 29 January 2010, the Minister has granted approval for the transfer of the New Order Mining Right from the Seller to the Purchaser in terms of section 11 of the MPRDA and the Deed of Cession has been executed;

4.1.6	by not later than 17h00 on 29 January 2010, each of the DMR and the South African Revenue Service has, to the extent necessary, granted its approval for the transfer of the amount referred to in clause 16.2 from the Rehabilitation Fund to the Harmony Gold Environmental Trust Fund;

4.1.7	by not later than 17h00 on 18 September 2009, The Industrial Development Corporation of Southern Africa Limited has consented to the Sale and the Seller has provided the Purchaser with written proof of such consent in a form and substance acceptable to the Purchaser;

4.1.8	by not later than 17h00 on 18 September 2009, the North Gauteng High Court, Pretoria has approved the Sale;

4.1.9	by not later than 17h00 on 29 January 2010, the North Sale Agreement has been entered into and has become unconditional in accordance with its terms, save insofar as it is conditional on this Agreement becoming unconditional;

4.1.10	by not later than 17h00 on 8 September 2009, the Union Termination and Recall Agreement has been entered into;

4.1.11	by not later than 17h00 on 20 November 2009, the Management Termination Agreements have been entered into and have become unconditional in all respects; and

4.1.12	by not later than 17h00 on 20 November 2009, a certificate of registration has been granted to the Purchaser in respect of the Sale Assets under the National Nuclear Regulator Act, 1999.

4.2	The Parties shall use their commercially reasonable endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the Signature Date.

4.3	In the event that the Purchaser is of the view, acting reasonably, that it will not be possible to fulfil the Conditions Precedent set out in clauses 4.1.4 and 4.1.5 either timeously or at all, the Seller undertakes to take all such steps and do all such things as are within its power to procure that, subject to the fulfilment of the remaining Conditions Precedent, the Purchaser becomes the holder of a mining right granted under the MPRDA in respect of the same area as is covered by the Old Order Mining Right, and this Agreement will be deemed to have been amended accordingly.

4.4	The Conditions Precedent set out in —
4.4.1	clauses 4.1.1, 4.1.2, 4.1.4, 4.1.5, 4.1.6, 4.1.7, and 4.1.9 to 4.1.12 (both inclusive) have been inserted for the benefit of the Purchaser which will be entitled to waive fulfilment of any of the said Conditions Precedent, in whole or in part, on written notice to the Seller prior to the expiry of the relevant time periods set out in those clauses; and

4.4.2	clauses 4.1.3 and 4.1.8 are not capable of being waived.
4.5	The Purchaser shall be entitled to extend the date for fulfilment of all or any of the Conditions Precedent on written notice to the Seller, provided that no such extension in respect of any Condition Precedent shall be more than 60 (sixty) business days in the aggregate.

4.6	Unless all the Conditions Precedent have been fulfilled or waived, as the case may be, by not later than the date for fulfilment thereof set out above (or such later date/s as may be extended in terms of clause 4.5 or as may be agreed between the Parties in writing) the provisions of this Agreement, save for clauses 1 to 5, clauses 11 and 17 and clauses 19 to 31 (both inclusive) which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 4.2.

5	MERGER NOTIFICATION TO COMPETITION AUTHORITIES
5.1	It is recorded that the Sale will result in a change in control, as contemplated by Chapters 3 of the Competition Act, which will require the approval of the Competition Authorities prior to this Agreement being implemented.

5.2	The Parties shall as soon as reasonably possible after the Signature Date and in any event by not later than 20 (twenty) business days after the Signature Date jointly instruct the Purchaser’s Attorneys to prepare and submit a merger notice in respect of the Sale to the Competition Authorities in terms of the Competition Act, for approval.

5.3	The Parties shall procure that the Merger Notification is submitted to the Competition Authorities as soon as possible after the Signature Date.

5.4	Each of the Parties shall —
5.4.1	sign all documents and expeditiously provide all necessary information upon being required to do so;

5.4.2	use its commercially reasonable endeavours and shall take all such steps and render all such assistance as may be reasonably necessary to procure that the Merger Notification is properly prepared and duly submitted within the time period specified in clause 5.3; and

5.4.3	do everything required by the Competition Authorities in order to enable the Merger Notification to be dealt with, to the extent that it is within its power to do so.
5.5	The Purchaser shall pay the costs of and associated with the filing of the Merger Notification. These costs shall include the filing fee payable in connection with the filing of the Merger Notification and the legal fees of the Purchaser’s Attorneys for the preparation and submission of the Merger Notification but shall exclude each Party’s other legal costs associated with the preparation of such Merger Notification (if any), which costs will be for each Party’s own account.
6	TRIGGER EVENT
6.1	Notwithstanding the fulfilment or waiver of the Conditions Precedent, the Purchaser shall not be obliged to pay the Purchase Consideration or proceed with the Sale, and shall be entitled to terminate this Agreement on written notice to the Seller, in the event that a Trigger Event has occurred at any time on or before the Measurement Date.

6.2	In the event that the Purchaser terminates this Agreement in accordance with the provisions of clause 6.1, the status quo ante will be restored as near as may be possible and, without prejudice to the Parties’ rights in terms of clause 24, neither of the Parties will have any claim against the other arising from such termination.
7	SALE
7.1	The Seller hereby sells to the Purchaser which hereby purchases the Sale Assets.

7.2	Notwithstanding the Signature Date, the Sale will take place on the Effective Date and ownership of and risk in and benefit attaching to the Sale Assets will, against payment of the amounts due and payable in terms of clause 10.1.1, pass to the Purchaser on the Effective Date.

7.3	Possession and effective control of the Sale Assets will be given to the Purchaser on the Effective Date.

7.4	Ownership of the Immovable Property will pass to the Purchaser on registration of transfer.
8	PURCHASE CONSIDERATION

The Purchase Consideration is an amount equal to R180,000,000 (one hundred and eighty million rand), less —
8.1	the value (as agreed or determined in accordance with the provisions of clause 13) of any of the Specified Assets which have been removed from the South Business Area at any time on or before the Effective Date;

8.2	the aggregate of the cost of restoration of the Buildings, Fixed Assets and Equipment and Infrastructure as agreed or determined in accordance with the provisions of clause 14.1;

8.3	any amount deducted by the Purchaser in terms of clause 11.3; and

8.4	any amount paid by the Purchaser, or any member of the Purchaser’s Group, in consultation with and for and on behalf of the Seller and/or the Liquidators (other than in terms of the Administration Expenses Agreement) at any time prior to the Effective Date and which has not been repaid or deducted from the purchase consideration payable under the Waste Rock Dump Sale Agreement, the Plant

Sale Agreement or the North Sale Agreement,
plus VAT thereon.

9	ESCROW ACCOUNT
9.1	On the 1st (first) business day after the later of the payment of the respective purchase considerations under the Plant Sale Agreement and the Waste Rock Dump Sale Agreement to the Seller, the Purchaser shall be obliged to pay an amount of R180,000,000 (one hundred and eighty million rand) (“Escrow Amount”) to the Purchaser’s Attorneys with instructions that they —
9.1.1	invest the Escrow Amount in an interest bearing trust account, with interest accruing for the benefit of the Purchaser, for a maximum period of 6 (six) months from the Signature Date; and

9.1.2	pay the amounts set out in clause 10 on the dates referred to therein to the Seller out of the Escrow Amount for and on behalf of the Purchaser and thereafter refund the balance of the Escrow Amount, plus all interest accrued thereon, to the Purchaser; or

9.1.3	repay the Escrow Amount, plus all interest accrued thereon, to the Purchaser in the event that the Effective Date has not occurred by the expiry of a period of 6 (six) months from the Signature Date.
9.2	The provisions of this clause 9 shall constitute an instruction by the Purchaser to the Purchaser’s Attorneys to invest the Escrow Amount in accordance with the provisions of section 78(2A) of the Attorney’s Act, 1979.
10	PAYMENT OF THE PURCHASE CONSIDERATION
10.1	The Purchase Consideration will be paid by the Purchaser against compliance by the Seller with the provisions of clause 12, as follows —
10.1.1	an amount equal to the Purchase Consideration less R6,632,167.96 (six million six hundred and thirty two thousand one hundred and sixty seven rand and ninety six cents), plus VAT thereon on the Effective Date; and

10.1.2	R6.632,167.96 (six million six hundred and thirty two thousand one hundred and sixty seven rand and ninety six cents), plus VAT thereon and interest at the Prime Rate less 3% (three percent) from the Effective Date until the day immediately preceding the date of payment, on the 2nd (second) business day after the transfer of the amount referred to in clause 16.2.
10.2	All payments to be made in terms of this Agreement will be made by electronic transfer of immediately available and freely transferable funds to the Seller’s Designated Account, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.
11	CARE AND MAINTENANCE
11.1	The Seller undertakes to —
11.1.1	carry out the Care and Maintenance between the Signature Date and the Effective Date; and

11.1.2	procure that it has sufficient employees or contract workers to carry out its obligations in terms of clause 11.1.1.
11.2	The Seller hereby undertakes to apply reasonable standards generally applied in the South African mining industry in carrying out all Care and Maintenance between the Signature Date and the Effective Date.

11.3	If, at any time prior to the Effective Date, the Seller has insufficient funds to carry out all Care and Maintenance which the Purchaser deems appropriate, acting reasonably, the Purchaser shall be entitled to either —
11.3.1	procure that all Care and Maintenance is carried out at its expense and to deduct all amounts expended by it in respect thereof from the Purchase Consideration;

11.3.2	advance amounts to the Seller from time to time in order that the Seller is able to carry out all Care and Maintenance and to deduct all such amounts advanced to the Seller from the Purchase Consideration; or

11.3.3	terminate this Agreement on written notice to the Seller, in which event the Purchaser shall have no further obligations to the Seller arising out of this Agreement.
11.4	In addition to the Care and Maintenance, the Sellers hereby undertake to ensure that all —
11.4.1	of the Sale Assets are maintained so that, on the Effective Date, they will be in substantially same condition as they were on the Applicable Date; and

11.4.2	electronic information and records relating to the business is adequately secure and backed up so that all such information and records are available to the Purchaser on the Effective Date.
12	CLOSING
12.1	On the Effective Date representatives of the Parties shall meet at 10h00 at the offices of the Purchaser’s Attorneys or such other place as the Parties may agree, at which meeting the Seller will deliver to the Purchaser —
12.1.1	a tax invoice in respect of the Purchase Consideration;

12.1.2	all of the Sale Assets, by such mode of actual or constructive delivery as shall be appropriate in the circumstances; and

12.1.3	to the extent to which they exist, all books, records and other relevant documents pertaining solely to the South Business, provided that —
12.1.3.1	insofar as the Seller is obliged in law to retain any such book, record or document, it shall deliver a photocopy thereof to the Purchaser; and

12.1.3.2	if the Seller requires, at any time after the Effective Date, to make copies of or inspect any such book, record or document relating to any period prior to the Effective Date, in terms of or in order to comply with any law or other legal obligation, it shall be entitled to do so during normal business hours upon reasonable notice to the Purchaser.
12.2	The Seller hereby undertakes to sign and execute, upon request by the Purchaser, all such documents as may be required to procure, at the cost of the Purchaser, the transfer and, to the extent possible, the registration of the transfer of the Surface Right Permits, the Servitudes and any other Sale Assets into the name of the Purchaser.

12.3	The Seller hereby undertakes to sign and execute, upon request by the Purchaser, all such documents as may be required to procure, at the cost of the Purchaser, the transfer of all or any licences which the Seller holds in respect of any of the Sale Assets and/or the North Business.

12.4	The Parties may, by agreement in writing, dispense with a meeting on the Effective Date and may instead ensure delivery of the documents referred to in clause 12.1 and clause 12.2, and payment of the amount due and payable in terms of clause 10.1.1, in such other manner as they agree to be convenient.

12.5	Transfer of the immovable Property, the Surface Right Permits and the Servitudes into the name of the Purchaser shall be given to the Purchaser promptly after the Purchaser has paid the costs of and incidental to the transfer of the Immovable Property, the Surface Right Permits and the Servitudes into the name of the Purchaser. Transfer shall be effected by the Purchaser’s Attorneys. The Purchaser and the Seller shall on request from the Purchaser’s Attorneys, sign all documents required to be signed by the Purchaser’s Attorneys in order that transfer of the Immovable Property, the Surface Right Permits and the Servitudes may be effected.

12.6	Transfer of the New Order Mining Right into the name of the Purchaser shall be effected by the Purchaser’s Attorneys at the Purchaser’s cost. The Purchaser and the Seller shall on request from the Purchaser’s Attorneys sign all documents required to be signed by the Purchaser’s Attorneys in order that transfer of the New Order Mining Right may be effected.

12.7	If the Seller fails to sign and execute any document referred to in this clause 12 within 5 (five) business days of any written request therefor by the Purchaser, the Seller hereby irrevocably appoints the Purchaser as its attorney and agent in rem suam to do all such things and sign and execute any documents on its behalf to procure the relevant transfer or registration.
13	VALUE OF SPECIFIED ASSETS
13.1	The Specified Assets will be reviewed by the Parties on or as soon as possible after the Condition Precedent Fulfilment Date. Should any of the Specified Assets —
13.1.1	which has a value of R18,000,000 (eighteen million rand) or more; and/or

13.1.2	which have an aggregate value of R18,000,000 (eighteen million rand) or more, have been removed from the South Business Area since the Applicable Date, the cost of replacing such Specified Assets will be agreed between the Parties or, failing agreement within 48 (forty eight) hours, be determined by the Independent Auditors (acting as experts and not as arbitrators) at the request of either of the Parties.

13.2	If and to the extent that the Purchaser has not notified the Seller that it is of the view that any of the Specified Assets —

13.2.1	which has a value of R18,000,000 (eighteen million rand) or more; and/or

13.2.2	which have an aggregate value of R18,000,000 (eighteen million rand) or more, has/have been removed from the South Business Area since the Applicable Date, within 10 (ten) business days of the Condition Precedent Fulfilment Date, there will be deemed not to have been any such removal.
14	REVIEW OF BUILDINGS, FIXED ASSETS AND EQUIPMENT AND INFRASTRUCTURE
14.1	The condition of the Buildings, the Fixed Assets and the Equipment and Infrastructure will be reviewed by the Parties on or as soon as possible after the Condition Precedent Fulfilment Date. Should the condition of any of the Buildings, the Fixed Assets or the Equipment and Infrastructure have deteriorated or been damaged (excluding fair wear and tear) since the Applicable Date, the cost of restoring such Buildings, Fixed Assets and/or Equipment and Infrastructure to the same condition as it was in on the Applicable Date will be agreed between the Parties or, failing agreement within 48 (forty eight) hours, be determined by the Independent Auditors (acting as experts and not as arbitrators) at the request of either of the Parties.

14.2	If and to the extent that the Purchaser has not notified the Seller that it is of the view that there has been deterioration or damage as contemplated in clause 14.1 within 10 (ten) business days after the Condition Precedent Fulfilment Date, there will be deemed not to have been any such deterioration or damage.
15	BUSINESS LIABILITIES

The Seller hereby acknowledges and agrees that the Sale specifically excludes the Business Liabilities.

16	REHABILITATION LIABILITIES
16.1	The Seller hereby delegates the Rehabilitation Liabilities to the Purchaser, and the Purchaser hereby assumes the Rehabilitation Liabilities, with effect from the Effective Date.

16.2	The Seller will, as soon as possible after the Effective Date, and in any event by no later than 60 (sixty) business days thereafter, procure the transfer of an amount of R6,632,167.96 (six million six hundred and thirty two thousand one hundred and sixty seven rand and ninety six cents) from the Rehabilitation Fund to the Harmony Gold Environmental Trust Fund, together with 39.15% (thirty nine point one five percent) of any growth in such amount between the Signature Date and the date of transfer of the amount.

16.3	The Seller warrants that, as at 21 July 2009, the amount standing to the credit of the Rehabilitation Fund is not less than R16,940,402.96 (sixteen million nine hundred and forty thousand four hundred and two rand and ninety six cents).
17	CONDUCT OF SOUTH BUSINESS AND MANAGEMENT
17.1	The Seller shall procure that, from the Signature Date until the Effective Date, to the extent that all or any part of the South Business is carried on in any manner whatsoever that it will be carried on in substantially the usual and ordinary course, and the Seller shall not enter into any contract or commitment or do anything which, in any such case, is out of the ordinary or usual course of the South Business, without obtaining the prior written consent of the Purchaser, which consent may not be unreasonably withheld or delayed. In particular, but without limitation to the generality of the aforegoing, the Seller undertakes that from the Signature Date until the Effective Date it will not —
17.1.1	alter the existing nature or scope of the South Business;

17.1.2	manage the South Business otherwise than in accordance with its business and trading policies and practices up to the Signature Date, except as may be necessary to comply with any statutory changes;

17.1.3	remove any of the Sale Assets (or any part thereof) from the South Business Area for any reason whatsoever, or allow anyone else to so remove any of the Sale Assets (or any part thereof);

17.1.4	enter into any transaction in respect of or in connection with the South Business other than on arms’-length terms and for full and proper consideration;

17.1.5	dispose of or enter into any agreement to dispose of (whether by one transaction or by a series of transactions) the whole or any substantial or material part of the South Business;

17.1.6	incur or agree to incur any capital expenditure in respect of or in connection with the South Business other than in the normal course of business;

17.1.7	enter into or agree to enter into any joint venture, partnership or agreement or other venture in respect of or in connection with the South Business for the sharing of profits or assets;

17.1.8	enter into or agree to enter into any death, retirement, profit-sharing, bonus, share option, share incentive or other scheme for the benefit of any of the Employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any keyman insurance;

17.1.9	commence, compromise or discontinue any legal, administrative, regulatory or arbitration proceedings (other than routine debt collection) in respect of or in connection with the South Business; or

17.1.10	make or agree to any amendment, variation, deletion, addition, renewal or extension to or of, terminate or give any notice or intimation of termination of or breach or fail to comply with the terms of any of the Material Contracts.
17.2	The Seller shall, between the Signature Date and the Effective Date, keep the Purchaser appraised of all and any material decisions which the Seller intends to make in respect of the South Business, it being specifically recorded and agreed that nothing in this clause 17 shall entitle the Purchaser to determine and/or materially influence any such material decision, it being recorded, for the avoidance of doubt, that the Purchaser shall not be entitled to manage and/or control the South Business or any part thereof, in any way before the Effective Date.

17.3	The Seller shall procure that the Purchaser and its employees, agents, representatives and advisers have full and unrestricted access to the Sale Assets at all times between the Signature Date and the Effective Date for planning purposes and to monitor compliance by the Seller with the provisions of clause 11.

17.4	The Seller shall, between the Signature Date and the Effective Date, deliver copies of all notices, reports, plans and correspondence created or received by it and/or the Liquidators and which materially affect the Sale Assets to the Purchaser.
18	WARRANTIES BY THE SELLER
18.1	The Seller hereby warrants to and in favour of the Purchaser that —

18.1.1	the Seller is the sole and beneficial owner of the Sale Assets (other than the Surface Right Permits) and the Liquidators have the right and are able to sell and give free and unencumbered title to the Sale Assets to the Purchaser;

18.1.2	the Seller is the beneficial holder of the Surface Right Permits, same being registered in the name of Free State Consolidated Gold Mines (Operations) Limited, and the Seller and the Liquidators will use their best endeavours to give free and unencumbered title to the Surface Right Permits to the Purchaser; and

18.1.3	subject to the fulfilment of the Conditions Precedent, no person has any right (whether pursuant to any option, right of first refusal or otherwise) to purchase or acquire (whether as security or otherwise) any of the Sale Assets other than the right to purchase trading stock in the normal course of business for value.
18.2	Each Warranty will —
18.2.1	be a separate Warranty and will in no way be limited or restricted by reference to or inference from the terms of any other Warranty or by any other words in this Agreement;

18.2.2	unless the context indicates a contrary intention, be given as at the Signature Date and the Effective Date; and

18.2.3	continue and remain in force notwithstanding the completion of the Sale.
18.3	It is recorded that the Purchaser has entered into this Agreement on the strength of the Warranties and on the basis that the Warranties will be correct on the Signature Date and the Effective Date.

18.4	Save for the Warranties and representations expressly given or made in this Agreement, no warranties or representations are given or made, in respect of the Sale Assets, or any other matter whatsoever, whether express, tacit or implied, and the Sale Assets are being sold on a voetstoots basis.
19	GENERAL WARRANTIES
19.1	Each of the Parties hereby warrants to and in favour of the other that —
19.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

19.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

19.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not —
19.1.3.1	contravene any law or regulation to which that Party is subject;

19.1.3.2	contravene any provision of that Party’s constitutional documents; or

19.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.
19.2	Each of the representations and warranties given by the Parties in terms of clause 19.1, shall —
19.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

19.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

19.2.3	prime facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.
20	EMBARGO

The Seller undertakes that during the period from the Signature Date to the Effective Date or until the failure of this Agreement to become unconditional in terms of clause 4 or to it being finally terminated for any reason (i.e. the termination is not, or is no longer, the subject of any dispute resolution process) it will not enter into any negotiation with, or seek to solicit any interest from, any third party in relation to the sale of the South Business, the Sale Assets or any part thereof, whether directly or indirectly.

21	CONFIDENTIALITY
21.1	The Parties undertake that during the operation of, and after the expiration, termination or cancellation of, this Agreement for any reason, they will keep confidential —
21.1.1	any information which a Party (“Disclosing Party”) communicates to the other Party (“Recipient”) and which is stated to be or by its nature is intended to be confidential;

21.1.2	all other information of the same confidential nature concerning the South Business or the business of a Disclosing Party which comes to the knowledge of the Recipient whilst it is engaged in negotiating the terms of this Agreement or after its conclusion, including —
21.1.2.1	details of the Disclosing Party’s financial structures and operating results; and

21.1.2.2	details of the Disclosing Party’s strategic objectives and planning.
21.2	If a Recipient is uncertain about whether any information is to be treated as confidential in terms of this clause 21, it shall be obliged to treat it as such until written clearance is obtained from the Disclosing Party.

21.3	Each Party undertakes, subject to clause 21.4, not to disclose any information which is to be kept confidential in terms of this clause 21, nor to use such information for its own or anyone else’s benefit.

21.4	Notwithstanding the provisions of clause 21.3, a Recipient shall be entitled to disclose any information to be kept confidential if and to the extent only that the disclosure is bona fide and necessary for the purposes of carrying out its duties in terms of this Agreement.

21.5	The obligation of confidentiality placed on the Parties in terms of this clause 21 shall cease to apply to a Recipient in respect of any information which —
21.5.1	is or becomes generally available to the public other than by the negligence or default of the Recipient or by the breach of this Agreement by the Recipient;

21.5.2	the Disclosing Party confirms in writing is disclosed on a non-confidential basis;

21.5.3	has lawfully become known by or come into the possession of the Recipient on a non-confidential basis from a source other than the Disclosing Party having the legal right to disclose same, provided that such knowledge or possession is evidenced by the written records of the Recipient existing at the Signature Date; or

21.5.4	is disclosed pursuant to a requirement or request by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose,

provided that —
21.5.5	the onus shall at all times rest on the Recipient to establish that information falls within the exclusions set out in clauses 21.5.1 to 21.5.4;

21.5.6	information will not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Recipient’s possession; and

21.5.7	any combination of features will not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the Recipient’s possession, but only if the combination itself and its principle of operation are in the public domain or in the Recipient’s possession.
21.6	In the event that the Recipient is required to disclose confidential information of the Disclosing Party as contemplated in clause 21.5.4, the Recipient will —
21.6.1	advise the Disclosing Party thereof in writing prior to disclosure, if possible;

21.6.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

21.6.3	afford the Disclosing Party a reasonable opportunity, if possible, to intervene in the proceedings;

21.6.4	comply with the Disclosing Party’s reasonable requests as to the manner and terms of any such disclosure; and

21.6.5	notify the Disclosing Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it is made.
22	PUBLICITY
22.1	Subject to clause 22.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including, where applicable, by the rules of any securities exchange on which the shares of either of the Parties, or the shares of a holding company of either of the Parties, may be listed) or permitted in terms of this Agreement, the nature, content or existence of this Agreement.

22.2	No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Party, save for any announcement or other statement required to be made in terms of the provisions of any law (or, where applicable, by the rules of any securities exchange on which the shares of either of the Parties, or the shares of a holding company of either of the Parties, may be listed), in which event the Party obliged to make such statement will first consult with the other Party in order to enable them in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to the other Party which has made an announcement of some nature in breach of this clause.

22.3	This clause 22 shall not apply to any disclosure made by a Party to its professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.
23	SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

24	BREACH
24.1	If a Party (“Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 5 (five) business days (“Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (“Aggrieved Party”) will be entitled, at its option to —
24.1.1	claim immediate specific performance of all or any of the Defaulting Party’s obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

24.1.2	cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.
24.2	It is agreed that a breach of any of the Related Agreements by any of the parties to those agreements, and a failure to remedy any such breach in the time period provided therefor, shall ipso facto constitute a breach of this Agreement entitling either Party to exercise the rights set out in this clause 24, provided that the Party exercising such rights is not the party which is in breach of the relevant Related Agreement.

24.3	In the event that the —
24.3.1	Plant Sale Agreement is terminated as a result of the occurrence of a Trigger Event (as defined in that agreement); and/or

24.3.2	North Sale Agreement is terminated as a result of the occurrence of a Trigger Event (as defined in that agreement) or, at any time prior to the implementation of all or any part of the North Sale Agreement, in accordance with the provisions of clause 11.3.3 of that agreement, the Purchaser shall be entitled to forthwith terminate this Agreement on written notice to the Seller.

24.4	The Aggrieved Party’s remedies in terms of this clause 24 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.
25	DISPUTE RESOLUTION
25.1	In the event of there being any dispute or difference between the Parties arising out of this Agreement, the said dispute or difference shall on written demand by either Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

25.2	Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the Parties or failing agreement within 10 (ten) business days of the demand for arbitration, then either Party shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the Parties failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the Parties.

25.3	Any Party may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

25.4	Nothing herein contained shall be deemed to prevent or prohibit either Party from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

25.5	Any arbitration in terms of this clause 25 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration,

25.6	This clause 25 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

25.7	The Parties agree that the written demand by either Party to the dispute in terms of clause 25.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.
26	NOTICES AND DOMICILIA
26.1	The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers —

Name	Physical Address	Telefax
Seller	c/o Knowles Husain Lindsay Attorneys 4th Floor, The Forum 2 Maude Street Sandown, Sandton	+27 11 669 6299
Marked for the attention of: Ian Lindsay

Name	Physical Address	Telefax
Purchaser and Harmony	Block 27 Randfontein Office Park Corner Main Reef Road & Ward Avenue Randfontein	+27 11 684 0188
Marked for the attention of: The Company Secretary

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number in the Republic of

South Africa by written notice to the other Party to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

26.2	All notices to be given in terms of this Agreement will be given in writing, in English, and will —
26.2.1	be delivered by hand or sent by telefax;

26.2.2	if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

26.2.3	if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.
26.3	Notwithstanding the above, any notice given in writing in English, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause.

26.4	The Parties record that whilst they may correspond via email during the currency of this Agreement for operational reasons, no formal notice required in terms of this Agreement, nor any amendment of or variation to this Agreement may be given or concluded via email.
27	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them.

28	APPLICABLE LAW AND JURISDICTION
28.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

28.2	For the purpose of clause 25.4 or for the purpose of making the arbitration award an order of court, the Parties hereby consent and submit to the non-exclusive jurisdiction of the North Gauteng High Court, Pretoria in any dispute arising from or in connection with this Agreement. The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event, subject to any specific determination by the Court, the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.
29	GENERAL
29.1	This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

29.2	No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

29.3	No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by the Party giving the same. Any such waiver will be effective only in the specific instance and for the purpose given. Failure or delay on the part of either Party in exercising any right, power or privilege hereunder will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

29.4	All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

29.5	Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior written consent of the other Party, save as otherwise provided herein.

29.6	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.
30	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement. For the purposes of clarity and without limiting the generality of the aforegoing, it is agreed that the Purchaser shall bear all costs of and incidental to the fulfilment of the Conditions Precedent contained in clauses 4.1.3 and 4.1.12.

31	SIGNATURE

Signed on behalf of the Parties, each signatory hereto warranting that he/she has due authority to do so.
SIGNED at SANDTON ON 8 SEPTEMBER 2009

For and on behalf of PAMODZI GOLD FREE STATE (PROPRIETARY) LIMITED (IN PROVISIONAL LIQUIDATION)

(UNDER POWER OF ATTORNEY) Signature Name of Signatory JOINT PROVISIONAL LIQUIDATORS Designation of Signatory

SIGNED at SANDTON on 8 SEPTEMBER 2009

For and on behalf of HARMONY GOLD MINING COMPANY LIMITED

Signature
R.A.L. Atkinson Name of Signatory EXECUTIVE Designation of Signatory

WESTRUST (PTY) LTD	P O BOX 10527
1st FLOOR	JOHANNESBURG
41 CENTRAL STREET	2000
HOUGHTON	TEL: (011) 728 3222
2198
POWER OF ATTORNEY TO ADMINISTER ESTATES
I, the undersigned,
ALLAN DAVID PELLOW
do hereby nominate constitute and appoint
GAVIN CECIL GAINSFORD
In the following Estates :
Pamodzi Gold Free State (Pty) Limited (In Liquidation)
Master’s Reference No. T2258/09
Pamodzi Gold East Rand (Pty) Limited (In Liquidation)
Master’s Reference No. T2257/09
Irrevocably and in rem suam, jointly and severally with Power of Substitution, to be my lawful Attorney and Agent in my name, place and stead to appear before the Master of the High Court, or before any Magistrate, at his or their offices, likewise before any Commissioner, and to appear at all Meetings of Creditors to be held in Insolvent Estates and Companies in Liquidation and then and there, on my behalf to file and prove claims against the said Estate, to vote for me in the election of a Trustee or Liquidator, to accept appointments on my behalf, to administer the Estates and prepare and sign liquidation accounts, reports and any other documents and further to represent me in all matters or things relating to the administration of said Estates, including the right to vote on an Offer of Compromise and generally for effecting the purpose aforementioned to do or cause to be done whatsoever will be requisite, as fully and effectually, to all intents and purposes as I might or could do if personally present and acting herein; hereby ratifying, allowing and confirming and promising and agreeing to ratify, allow and confirm all and whatsoever my said Attorney or Agent shall lawfully do or cause to be done in the premises by virtue of these premises.
GIVEN UNDER MY HAND AT JOHANNESBURG THIS 19 DAY OF AUGUST 2009 in the presence of the undersigned witnesses.
WITNESSES:

1.

2.

ANNEXURE “1”
PLAN AND COORDINATES

HARMONY GOLD MINING COMPANY LTD
PRESIDENT STEYN GOLD MINE SOUTH
MINING LEASE AREA
PAMODZI GOLD FREEHOLD
NEW JERUSALEM 149
RESTANT
RESTANT
N
S
E
W
DE BRONSIS
PRESIDENT STEYN GOLD MINE
BRAND 3 SHAFT
BRAND 2 SHAFT
WEST SHAFT
KLIPPAN 14

MINING LEASE BOUNDARY COORDINATES PRESIDENT STEYN SOUTH

	LO 27		WGS 84 Lo 27		Latitude WGS 84			Longitude WGS 84
BEACON	Y	X	Y	X	dd	mm	ss.ssss	dd	mm	ss.ssss
11	21691.103	3100434.624	21726.821	3100727.568	28	1	13.6161	26	46	44.6591
71	22014.056	3100604.558	22049.774	3100897.502	28	1	19.1173	26	46	32.8256
72	22186.990	3099873.517	22222.708	3100166.461	28	0	55.3591	26	46	26.5446
73	22425.252	3099120.307	22460.970	3099413.251	28	0	30.8767	26	46	17.8748
74	23091.230	3097810.541	23126.948	3098103.485	27	59	48.2879	26	45	53.5909
75	23020.883	3096753.454	23056.601	3097046.398	27	59	13.9527	26	45	56.2397
76	22922.801	3096053.263	22958.519	3096346.207	27	58	51.2131	26	45	59.8780
77	22992.222	3095590.628	23027.940	3095883.572	27	58	36.1800	26	45	57.3702
C21	23075.772	3095592.320	23111.490	3095885.264	27	58	36.2298	26	45	54.3128
C20	23131.241	3095629.292	23166.959	3095922.236	27	58	37.4274	26	45	52.2805
C7	23161.222	3095630.363	23196.940	3095923.307	27	58	37.4603	26	45	51.1834
C6	23191.203	3095631.434	23226.921	3095924.378	27	58	37.4932	26	45	50.0863
C5	23232.241	3095662.292	23267.959	3095955.236	27	58	38.4930	26	45	48.5824
C4	23254.518	3095642.199	23290.236	3095935.143	27	58	37.8389	26	45	47.7687
C3	23283.241	3095616.292	23318.959	3095909.236	27	58	36.9955	26	45	46.7195
hn	23295.581	3095598.996	23331.299	3095891.940	27	58	36.4329	26	45	46.2692
C1	23907.528	3095620.116	23943.246	3095913.060	27	58	37.0798	26	45	23.8757
C19	23726.239	3096326.347	23761.957	3096619.291	27	59	0.0335	26	45	30.4582
C18	23574.074	3096284.644	23609.792	3096577.588	27	58	58.6885	26	45	36.0295
C17	23519.084	3096392.022	23554.802	3096684.966	27	59	2.1802	26	45	38.0341
C16	23394.907	3096325.675	23430.625	3096618.619	27	59	0.0328	26	45	42.5829
C15	23354.960	3096271.862	23390.678	3096564.806	27	58	58.2872	26	45	44.0485
C14	23318.689	3096271.394	23354.407	3096564.338	27	58	58.2743	26	45	45.3759
C13	23280.547	3096239.569	23316.265	3096532.513	27	58	57.2429	26	45	46.7739
C12	23260.423	3096181.303	23296.141	3096474.247	27	58	55.3514	26	45	47.5144
C11	23253.988	3096193.354	23289.706	3096486.298	27	58	55.7432	26	45	47.7490
C10	23208.805	3096101.899	23244.523	3096394.843	27	58	52.7752	26	45	49.4089
C9	23186.043	3095889.714	23221.761	3096182.658	27	58	45.8837	26	45	50.2568
C8	23125.342	3095918.506	23161.060	3096211.450	27	58	46.8229	26	45	52.4760
C25	23133.793	3095843.238	23169.511	3096136.182	27	58	44.3772	26	45	52.1720
C24	23135.272	3095800.946	23170.990	3096093.890	27	58	43.0033	26	45	52.1209
C23	23120.925	3095719.537	23156.643	3096012.481	27	58	40.3596	26	45	52.6516
C22	23111.275	3095677.426	23146.993	3095970.370	27	58	38.9922	26	45	53.0077
C21	23075.772	3095592.320	23111.490	3095885.264	27	58	36.2298	26	45	54.3128
77	22992.222	3095590.628	23027.940	3095883.572	27	58	36.1800	26	45	57.3702
Al	22925.562	3095587.542	22961.280	3095880.486	27	58	36.0839	26	45	59.8095
Bl	22924.404	3095626.136	22960.122	3095919.080	27	58	37.3377	26	45	59.8492
C	22871.203	3095636.264	22906.921	3095929.208	27	58	37.6700	26	46	1.7952
D	22772.880	3095592.960	22808.598	3095885.904	27	58	36.2694	26	46	5.3960
E	22765.565	3095566.124	22801.283	3095859.068	27	58	35.3981	26	46	5.6655
F	22743.569	3095565.061	22779.287	3095858.005	27	58	35.3649	26	46	6.4705
G	22724.384	3095613.337	22760.102	3095906.281	27	58	36.9343	26	46	7.1691
H	22666.240	3095601.792	22701.958	3095894.736	27	58	36.5628	26	46	9.2975
J	22603.240	3095598.792	22638.958	3095891.736	27	58	36.4692	26	46	11.6030
K	22518.241	3095575.792	22553.959	3095868.736	27	58	35.7273	26	46	14.7148
L	22344.240	3095569.792	22379.958	3095862.736	27	58	35.5429	26	46	21.0821

	LO 27		WGS 84 Lo 27		Latitude WGS 84			Longitude WGS 84
BEACON	Y	X	Y	X	dd	mm	ss.ssss	dd	mm	ss.ssss
M	22332.240	3095548.792	22367.958	3095841.736	27	58	34.8615	26	46	21.5227
N	22159.240	3095512.792	22194.958	3095805.736	27	58	33.7024	26	46	27.8554
O	22117.240	3095484.792	22152.958	3095777.736	27	58	32.7954	26	46	29.3941
P	22102.240	3095552.792	22137.958	3095845.736	27	58	35.0053	26	46	29.9384
Q	22080.240	3095551.792	22115.958	3095844.736	27	58	34.9741	26	46	30.7435
R	22079.299	3095560.613	22115.017	3095853.557	27	58	35.2607	26	46	30.7773
S	21920.264	3095555.552	21955.982	3095848.496	27	58	35.1058	26	46	36.5969
T	21919.240	3095607.792	21954.958	3095900.736	27	58	36.8028	26	46	36.6309
U	21906.240	3095656.792	21941.958	3095949.736	27	58	38.3954	26	46	37.1033
V	21895.240	3095670.792	21930.958	3095963.736	27	58	38.8508	26	46	37.5049
W	21760.653	3095550.473	21796.371	3095843.417	27	58	34.9502	26	46	42.4377
X	21704.240	3095515.792	21739.958	3095808.736	27	58	33.8269	26	46	44.5042
Y	21666.240	3095506.792	21701.958	3095799.736	27	58	33.5368	26	46	45.8952
Z	21674.494	3095547.791	21710.212	3095840.735	27	58	34.8682	26	46	45.5905
AA	21670.240	3095571.792	21705.958	3095864.736	27	58	35.6481	26	46	45.7446
BB	21628.240	3095581.792	21663.958	3095874.736	27	58	35.9754	26	46	47.2807
CC	21598.240	3095575.792	21633.958	3095868.736	27	58	35.7822	26	46	48.3789
DD	21590.240	3095562.792	21625.958	3095855.736	27	58	35.3604	26	46	48.6725
EE	21591.240	3095542.792	21626.958	3095835.736	27	58	34.7106	26	46	48.6372
FF	21568.240	3095542.792	21603.958	3095835.736	27	58	34.7120	26	46	49.4788
GG	21557.240	3095524.792	21592.958	3095817.736	27	58	34.1279	26	46	49.8825
HH	21517.240	3095525.792	21552.958	3095818.736	27	58	34.1627	26	46	51.3461
JJ	21498.240	3095531.792	21533.958	3095824.736	27	58	34.3587	26	46	52.0409
KK	21473.240	3095547.792	21508.958	3095840.736	27	58	34.8799	26	46	52.9546
LL	21372.240	3095547.792	21407.958	3095840.736	27	58	34.8858	26	46	56.6504
MM	21371.240	3095561.792	21406.958	3095854.736	27	58	35.3406	26	46	56.6860
NN	21361.240	3095558.792	21396.958	3095851.736	27	58	35.2438	26	46	57.0522
OO	21349.240	3095540.792	21384.958	3095833.736	27	58	34.6597	26	46	57.4924
PP	21333.240	3095486.792	21368.958	3095779.736	27	58	32.9065	26	46	58.0814
QQ	21305.240	3095489.792	21340.958	3095782.736	27	58	33.0055	26	46	59.1057
RR	21272.240	3095505.792	21307.958	3095798.736	27	58	33.5272	26	47	0.3122
SS	21220.240	3095512.792	21255.958	3095805.736	27	58	33.7576	26	47	2.2145
TT	21216.892	3095533.169	21252.610	3095826.113	27	58	34.4197	26	47	2.3357
UU	21141.914	3095530.784	21177.632	3095823.728	27	58	34.3466	26	47	5.0794
VV	21086.240	3095502.792	21121.958	3095795.736	27	58	33.4404	26	47	7.1184
WW	21050.240	3095511.792	21085.958	3095804.736	27	58	33.7348	26	47	8.4351
XX	20895.240	3095518.792	20930.958	3095811.736	27	58	33.9710	26	47	14.1063
YY	20717.240	3095514.792	20752.958	3095807.736	27	58	33.8511	26	47	20.6198
W1	20687.240	3095462.792	20722.958	3095755.736	27	58	32.1636	26	47	21.7208
W2	20673.240	3095457.792	20708.958	3095750.736	27	58	32.0019	26	47	22.2334
W3	20674.240	3095402.792	20709.958	3095695.736	27	58	30.2152	26	47	22.2002
W4	20670.240	3095323.792	20705.958	3095616.736	27	58	27.6491	26	47	22.3516
W5	20655.240	3095278.792	20690.958	3095571.736	27	58	26.1881	26	47	22.9033
W6	20696.240	3095070.792	20731.958	3095363.736	27	58	19.4289	26	47	21.4162
W7	20749.240	3095092.792	20784.958	3095385.736	27	58	20.1406	26	47	19.4755
W8	20762.240	3095058.792	20797.958	3095351.736	27	58	19.0354	26	47	19.0020
W9	20750.240	3095009.792	20785.958	3095302.736	27	58	17.4443	26	47	19.4442
W10	20751.240	3095000.792	20786.958	3095293.736	27	58	17.1518	26	47	19.4082
W11	20742.240	3094987.792	20777.958	3095280.736	27	58	16.7300	26	47	19.7383
W12	20777.240	3094869.792	20812.958	3095162.736	27	58	12.8948	26	47	18.4652

	LO 27		WGS 84 Lo 27		Latitude WGS 84			Longitude WGS 84
BEACON	Y	X	Y	X	dd	mm	ss.ssss	dd	mm	ss.ssss
W13	20799.240	3094877.792	20834.958	3095170.736	27	58	13.1535	26	47	17.6597
W14	20844.240	3094631.792	20879.958	3094924.736	27	58	5.1596	26	47	16.0288
W15	20893.240	3094643.792	20928.958	3094936.736	27	58	5.5466	26	47	14.2352
W16	20900.240	3094681.792	20935.958	3094974.736	27	58	6.7807	26	47	13.9767
W17	20912.240	3094684.792	20947.958	3094977.736	27	58	6.8774	26	47	13.5374
W18	20936.240	3094671.792	20971.958	3094964.736	27	58	6.4538	26	47	12.6601
W19	20957.240	3094586.792	20992.958	3094879.736	27	58	3.6913	26	47	11.8972
W20	20977.240	3094573.792	21012.958	3094866.736	27	58	3.2679	26	47	11.1662
W21	20985.240	3094532.792	21020.958	3094825.736	27	58	1.9355	26	47	10.8762
W22	21026.240	3094542.792	21061.958	3094835.736	27	58	2.2581	26	47	9.3754
W23	21022.240	3094559.792	21057.958	3094852.736	27	58	2.8105	26	47	9.5207
W24	21050.240	3094566.792	21085.958	3094859.736	27	58	3.0363	26	47	8.4957
W25	21067.240	3094611.792	21102.958	3094904.736	27	58	4.4972	26	47	7.8708
W26	21078.240	3094573.792	21113.958	3094866.736	27	58	3.2621	26	47	7.4708
W27	21047.240	3094514.792	21082.958	3094807.736	27	58	1.3473	26	47	8.6088
W28	21061.240	3094447.792	21096.958	3094740.736	27	57	59.1700	26	47	8.1009
W29	21027.240	3094439.792	21062.958	3094732.736	27	57	58.9120	26	47	9.3454
W30	21033.240	3094412.792	21068.958	3094705.736	27	57	58.0346	26	47	9.1276
W31	21105.240	3094264.792	21140.958	3094557.736	27	57	53.2227	26	47	6.5028
W32	21094.240	3094200.792	21129.958	3094493.736	27	57	51.1442	26	47	6.9094
W33	21125.240	3094102.792	21160.958	3094395.736	27	57	47.9589	26	47	5.7815
W34	20458.944	3094102.792	20494.662	3094395.736	27	57	47.9964	26	47	30.1592
1:43	19423.053	3097442.852	19458.771	3097735.796	27	59	36.5548	26	48	7.8614
A2	18984.064	3098857.211	19019.782	3099150.155	28	0	22.5232	26	48	23.8451
B2	18256.508	3099868.486	18292.226	3100161.430	28	0	55.4113	26	48	50.4183
2:28	18184.690	3100183.753	18220.408	3100476.697	28	1	5.6563	26	48	53.0296
2:27	18544.088	3100182.094	18579.806	3100475.038	28	1	5.5845	26	48	39.8738
2:26	18593.808	3100297.821	18629.526	3100590.765	28	1	9.3414	26	48	38.0472
2:25	18587.680	3100460.728	18623.398	3100753.672	28	1	14.6337	26	48	38.2622
2:24	18572.010	3100617.728	18607.728	3100910.672	28	1	19.7346	26	48	38.8269
2:23	18549.328	3100753.891	18585.046	3101046.835	28	1	24.1590	26	48	39.6495
2:22	18815.533	3100736.076	18851.251	3101029.020	28	1	23.5668	26	48	29.9055
2:21	18926.521	3100716.156	18962.239	3101009.100	28	1	22.9140	26	48	25.8437
2:20	18958.682	3100722.733	18994.400	3101015.677	28	1	23.1260	26	48	24.6660
2:19	19105.264	3100721.528	19140.982	3101014.472	28	1	23.0793	26	48	19.3001
2:18	19162.195	3100703.215	19197.913	3100996.159	28	1	22.4815	26	48	17.2171
2:17	19306.312	3100698.039	19342.030	3100990.983	28	1	22.3058	26	48	11.9417
2:16	19377.077	3100696.148	19412.795	3100989.092	28	1	22.2406	26	48	9.3513
2:15	19478.198	3100686.195	19513.916	3100979.139	28	1	21.9120	26	48	5.6502
2:14	19611.049	3100666.089	19646.767	3100959.033	28	1	21.2518	26	48	0.7881
2:13	19802.575	3100640.975	19838.293	3100933.919	28	1	20.4257	26	47	53.7784
2:12	20129.592	3100581.367	20165.310	3100874.311	28	1	18.4717	26	47	41.8110
2:11	20793.622	3100199.786	20829.340	3100492.730	28	1	6.0391	26	47	17.5274
2:10	20838.437	3100166.813	20874.155	3100459.757	28	1	4.9655	26	47	15.8890
2:9	20914.189	3100184.742	20949.907	3100477.686	28	1	5.5436	26	47	13.1149
2:8	20909.563	3100145.382	20945.281	3100438.326	28	1	4.2653	26	47	13.2868
2:2	21374.393	3100275.072	21410.111	3100568.016	28	1	8.4516	26	46	56.2630
2:3	21430.214	3100293.262	21465.932	3100586.206	28	1	9.0393	26	46	54.2185
2:4	21493.047	3100324.219	21528.765	3100617.163	28	1	10.0412	26	46	51.9164
2:5	21550.450	3100354.350	21586.168	3100647.294	28	1	11.0167	26	46	49.8131

	LO 27		WGS 84 Lo 27		Latitude WGS 84			Longitude WGS 84
BEACON	Y	X	Y	X	dd	mm	ss.ssss	dd	mm	ss.ssss
2:6	21595.006	3100379.129	21630.724	3100672.073	28	1	11.8190	26	46	48.1805
2:7	21639.501	3100405.885	21675.219	3100698.829	28	1	12.6856	26	46	46.5499
11	21691.103	3100434.624	21726.821	3100727.568	28	1	13.6161	26	46	44.6591

ANNEXURE “2”
IMMOVABLE PROPERTY
•	Portion 1 of the Farm President Steyn No. 154, District Welkom, Free State Province, in extent of 6,1280 hectares, held under Title Deed No T3452/2002.

•	Remaining Extent of the Farm President Steyn No. 154, District Welkom, Free State Province, in extent of 780,7253 hectares, held under Title Deed No T4408/2000.

ANNEXURE “3”
SPECIFIED ASSETS

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 1#	Office Blocks	Various office buildings in clay brick.	Fair

Steyn 1#	Change house	One building compartmentalised into several cloak rooms.	Fair

Steyn 1#	Lamp room	477 Lamps	Fair

Steyn 1#	Workshops	Various Workshop and store buildings in clay brick.	Fair

Steyn 1#	Stores	Various Workshop and store buildings in clay brick.	Fair

Steyn 1A Vent#	Office Blocks, change house and lamproom	A 3 wing Clay brick building situated outside the security fence area	Fair

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 1#	Man Winder (WP 2124)	2240 kw Metropolitan Vickers Double Drum AC Winder	Good

Steyn 1#	Service Winder (WP 2106)	261 kw Single Drum AC Winder	Good

Steyn 1#	Rock Winder (WP 2160)	2312 kw Ward Leonard Double Drum DC Winder	Good

Steyn 1A Vent. #	Man Winder (WP 22D)	1512 kw Vickers Armstrong Double drum Cage and Counterweight AC Winder	Good

Steyn 1#	Man Winder Spare Ropes	One Set 41-mm rope	Good

Steyn 1#	Rock Winder Spare Ropes	One Set 40-mm rope	Good

Steyn 1#	Service Winder Spare Rope	One 29-mm rope	Good

Steyn 1A Vent. #	Man Winder Spare Rope	One 43-mm rope	Good

Steyn 1#	Spare Sheave	One spare sheave for either Man or Rock Winder	Good

Steyn 1#	Spare Guides	50 Spare Tophat guides	Good

Steyn 1A Vent.#	Spare Sheave	One spare sheave	Good

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 1A Vent #	Main Fan No 1	1800 hp Howden Sanfanco 600 PPM , 236m3 @ 3.99 KPA	Fair to Good

Steyn 1A Vent#	Main Fan No 2	1800 hp Howden Sanfanco 600 RPM , 236m3 @ 3.99 KPA	Fair to Good

Steyn 1#	BGE Compressor	3346 kW compressor	Fair

Steyn 1#	Sulzer	4800 KW compressor	Fair

Steyn 1#	Compressor Cooling Towers	4 X Cooloing towers — Insides stripped out, not in operation	Not operational, outside main frames in Fair condition

Steyn 1#	Cooling Pond	Concrete dam structure with water sprays	Fair

Steyn 1#	Compressor Cooling pumps	Installation of 4 sets, only 3 sets operable	Fair

Steyn 1#	Small Motor Generator set	Installed in basement, auxilary supply	Fair

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 1# Consumer Substation	Panels and Switchgear	All Vacuum circuit Breakers	Good.

Steyn 1# Main Substation	Panels and Switchgear	Separate building, all Vacuum circuit Breakers	Good.

Steyn 1# Consumer Substation	Panels and Switchgear	All Vacuum circuit Breakers feeding two overhead lines to 1A Vent shaft	Good.

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 2#	Man Winder (WP 2148)	3000 hp Metropolitan Vickers Double Drum AC Winder	Good

Steyn 2#	F&C Winder (WP 4023B)	2400 hp Fraser & Chalmers Double Drum Ward Leonard Winder (Cage & Counterweight)	Good

Steyn 2#	Rock Winder (WP 2168)	3100 hp Ward Leonard Double Drum Winder (Met Vickers)	Good

Steyn 2#	Man Winder Spare Rope	One set of 41-mm ropes	Good

Steyn 2#	F&C Winder Spare Rope	One 38-mm rope	Good

Steyn 2#	Spare Rope for S2A winder on 48L (ex 3# Barlows winder)	One 38.5-mm rope	Good

Steyn 2#	Spare guides	30 Spare guides for 2#	Good

Steyn 2#	Spare Sheaves	One spare sheave for each of the three winders	Good

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 2#	West Fan	1800 hp (AEI) Main Fan	All equipment in tact, but very dirty. Housekeeping in fan house not good. Sliding doors don’t seem to close properly. Windows broken. Fan ducting access cowling rusted.

Steyn 2#	East Fan	1800 hp (AEI) Main Fan	All equipment in tact, but very dirty. Housekeeping in fan house not good. Sliding doors don’t seem to close properly. Windows broken. Fan ducting access cowling rusted.

Steyn 2#	Oerlikon Compressor	25 000 cfm, 3600 kW compressor	Good. Refurbished motor in position, but not commissioned.

Steyn 2#	BGE Compressor	20 000 cfm, 5339 hp compressor	Good.

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 2# Consumer Substation	Meter panel 1 & 2	Building. Panel 1: 18 switches. Panel 2: 17 switches	Good.

Steyn 2# Consumer Substation	Meter panel 3A	Separate building.	Good.

Steyn 2# Consumer Substation	Meter panel 3B	Separate building.	Good.

Steyn 2# Consumer Substation	Meter panel 4	Separate building.	Good.

Steyn 2# Consumer Substation	Meter panel 3A	Separate building.	Good.

Steyn 2# Eskom Substation	Eskom Substation	Eskom Blockhouse fed by two transformers.	Building badly damaged by electrical explosion. Unsafe. Repairs pending.

Steyn 2# Consumer Substation	Feeders	Cable on racks from consumer substation to shaft and plant.	Good. All cables in tact.

Shaft / Location	Asset Name	Asset Description	Asset Condition
Steyn 2#	Office Blocks	Various office buildings in clay brick.	Good.

Steyn 2#	Change house	One building compartmentalised into several cloak rooms.	Good.

Steyn 2#	Lamp room	Three separate lamp storing areas within the Change House Building.	Good. A lamp census was not done, but it was reported that many lamps have been stolen in three separate theft incidents.

Steyn 2#	Workshops	10 workshops with equipment.	Good.

Steyn 2#	Stores	1 Stores building.	Good.

Steyn 2#	Hostel		Fair

Regional	Regional Offices		Good

Regional	Assay lab		Good

Shaft / Location	Asset Name	Asset Description	Asset Condition
Regional	Proto equipment	8 complete BG4 self breathing apparatus. (body guards not installed, therefore not approved for use)	Good

Regional	Proto equipment	8 full-face masks	Good

Regional	Proto equipment	1 resuscitator	Good

Regional	Proto equipment	2 complete tool bags	Good

Regional	Proto equipment	3 cool bags	Good

Regional	Proto equipment	7 boxes soda lime	Good

Regional	Proto equipment	6 life lines	Good

Regional	Proto equipment	1 chest freezer	Good

Regional	Proto equipment	1 large scale	Good

Regional	Proto equipment	1x GDI 3 gas detector	Good

ANNEXURE “4”
SURFACE RIGHT PERMITS

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Rock dump with fencing on Witpan 62	0 24/53	SR 55	None	Free State Consolidated Gold Mines (Operations) Limited

Shaft equipment area with fencing on Witpan 62	0 9/54	SR 53	None	Free State Consolidated Gold Mines (Operations) Limited

Explosives magazine with fencing on Witpan 62	0 23/54	SR 97	None	Free State Consolidated Gold Mines (Operations) Limited

Compound with fencing situate on Witpan 62	0 2/55	SR 52	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to existing area for rock dump fencing on Witpan 62	0 3/55	SR 118	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to explosives magazines with fencing on Witpan 62	0 18/55	SR 154	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to explosives magazines with fencing on Witpan 62	0 46/55	SR 186	None	Free State Consolidated Gold Mines (Operations) Limited

Sports field with fencing on Klippan 14	0 54/55	SR 104	None	Free State Consolidated Gold Mines (Operations) Limited

Area for shaft equipment with fencing on Klippan 14	0 4/56	SR 120	4708/2005	Free State Consolidated Gold Mines (Operations) Limited

School with fencing on Witpan 62	0 74/56	SR 268	4696/2005	Free State Consolidated Gold Mines (Operations) Limited

Overhead electric power line on Witpan 62	0 14/57	SR 376	4760/2005	Free State Consolidated Gold Mines (Operations) Limited

Storm water drains 30” wide on Witpan 62 and Klippan 14	0 25/57	SR 368	4704/2005	Free State Consolidated Gold Mines (Operations) Limited

A sewer pump house with fencing and underground electric cables on Klippan 14	0 38/57	SR 355	4787/2005	Free State Consolidated Gold Mines (Operations) Limited

Sewer pipelines on Witpan 62 and Klippan 14	0 40/57	SR 375	4675/2005	Free State Consolidated Gold Mines (Operations) Limited

Compound with fencing on Klippan 14	0 52/57	SR 37	4755/2005	Free State Consolidated Gold Mines (Operations) Limited

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Residue pipeline on Klippan 14 and others	0 72/57	SR 290	4705/2005	Free State Consolidated Gold Mines (Operations) Limited

Police barracks with fencing on Klippan 14	0 79/57	SR 145	4771/2005	Free State Consolidated Gold Mines (Operations) Limited

Sewer pipeline on Witpan 62 and Klippan 14	0 99/57	SR 404	4769/2005	Free State Consolidated Gold Mines (Operations) Limited

Water pipeline and pump house on Witpan 62	0 100/57	SR 435	None	Free State Consolidated Gold Mines (Operations) Limited

Water pipelines on Witpan 62 and Klippan 14	0 101/57	SR 436	4759/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to shaft equipment with fencing on Klippan 14	0 146/57	SR 437	4904/2005	Free State Consolidated Gold Mines (Operations) Limited

Overhead electric power line on Witpan 62	0 109/57	SR 433	4789/2005	Free State Consolidated Gold Mines (Operations) Limited

Married quarters with fencing on Klippan 14 and Witpan 62	0 126/57	SR 27	4774/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine roads, mine railway lines, mine railway siding with fencing, air mains and power cables, mine salt water pipeline and measuring weir on Uitsig 94, Witpan 62 and Klippan 14	0 122/57	SR 273	4749/2005	Free State Consolidated Gold Mines (Operations) Limited

A bone storehouse with fencing on Witpan 62	0 135/57	SR 440	4700/2005	Free State Consolidated Gold Mines (Operations) Limited

2’6” railway track and coal bunker on Klippan 14	0 144/57	SR 441	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to rock dump with fencing on Witpan 62	0 1/58	SR 438	4768/2005	Free State Consolidated Gold Mines (Operations) Limited

Two water pipelines on Uitsig 94, Witpan 62 and Klippan 14 district Welkom	0 8/58	SR 460	4770/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine roads 40’ wide on Witpan No 62 and Klippan 14	0 9/58	SR 448	4777/2005	Free State Consolidated Gold Mines (Operations) Limited

Storm water drains on Witpan 62	0 16/58	SR 475	4662/2005	Free State Consolidated Gold Mines (Operations) Limited

Overhead electric power lines and underground electric cables on Witpan 62	0 23/58	SR 449	4772/2005	Free State Consolidated Gold Mines (Operations) Limited

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Assay office with fencing on Klippan 14	0 38/58	SR 476	4706/2005	Free State Consolidated Gold Mines (Operations) Limited

General offices with fencing on Klippan 14	0 39/58	SR 488	4715/2005	Free State Consolidated Gold Mines (Operations) Limited

Overhead electric power line and underground electric cable on Klippan 14	0 49/58	SR 498	4711/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to compound with fencing on Klippan 14	0 51/58	SR 235	4792/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to slimes dam with fencing on Klippan 14	0 64/58	SR 513	4697/2005	Free State Consolidated Gold Mines (Operations) Limited

Parking garages with fencing on Klippan 14	0 65/58	SR 497	4709/2005	Free State Consolidated Gold Mines (Operations) Limited

1. Underground electric cables	0 17/59	SR 555	4716/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Overhead electric power line

3. Mine water pipelines on Klippan 14

Water pipeline on Klippan 14	0 60/59	SR 608	None	Free State Consolidated Gold Mines (Operations) Limited

Underground electric cable on Uitsig 94 and Witpan 62	0 66/59	SR 577	4905/2005	Free State Consolidated Gold Mines (Operations) Limited

Sewer pipe line with sewer pump house on Klippan 14	0 39/60	SR 648	4710/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine road 40’ wide on Witpan 62	0 52/60	SR 671	4687/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine railway line 20’ wide on Klippan 14	0 9/61	SR 672	None	Free State Consolidated Gold Mines (Operations) Limited

16” air column on Witpan 62 and Klippan 14	0 71/62	SR 818	4782/2005	Free State Consolidated Gold Mines (Operations) Limited

Area for shaft equipment and area for waste rock dump on Witpan 62	0 19/64	SR 900	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to explosives magazines with fencing on Witpan 62	0 15/65	SR 917	4783/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine road on Witpan 62	0 31/65	SR 954	4785/2005	Free State Consolidated Gold Mines (Operations) Limited

1. 10” air column	0 6/66	SR 956	4784/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Underground electric cables

3. 50’ strip for water

Description	SRP NO	R M T NO	New SRP No	Registered Holder

pipeline, service road and telephone lines

4. Sewer pipeline, on Witpan 62

Extension to shaft equipment area with fencing on Witpan 62	0 19/66	SR 958	4901/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to compound with fencing on Witpan 62	0 9/67	SR 965	4903/2005	Free State Consolidated Gold Mines (Operations) Limited

Railway track on Witpan 62	0 39/67	SR 1016	None	Free State Consolidated Gold Mines (Operations) Limited

Water drain and water pipeline on Witpan 62	35/68	SR 1018	None	Free State Consolidated Gold Mines (Operations) Limited

Industrial water pipeline on Witpan 62, Uitsig No 94 and Klippan 14	36/68	SR 997	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to explosives magazine with fencing on Witpan 62	56/69	0 210/68	4912/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to shaft equipment with fencing on Witpan 62	120/72	0 39/72	None	Free State Consolidated Gold Mines (Operations) Limited

Water pipeline on Uitsig 94	184/72	0 125/69	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to shaft equipment with fencing Klippan 14	77/74	0 101/73	None	Free State Consolidated Gold Mines (Operations) Limited

Fresh water pipeline — Klippan 14	85/74	0 97/73	None	Free State Consolidated Gold Mines (Operations) Limited

Mine Security kennels with fencing — Klippan 14	193/75	0 278/75	None	Free State Consolidated Gold Mines (Operations) Limited

Sewer pipeline — Klippan No 14 and Witpan 62	44/76	0 79/76	None	Free State Consolidated Gold Mines (Operations) Limited

Sewer pipeline — Klippan No 14 and Witpan 62	45/76	0 75/76	None	Free State Consolidated Gold Mines (Operations) Limited

European housing with fencing — Klippan 14	3/77	0 362/76	None	Free State Consolidated Gold Mines (Operations) Limited

Slimes dam with fencing on Witpan 62 and Klippan 14	32/77	014/77	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to residential quarters with fencing — Witpan 62	111/77	0 22/77	4761/2005	Free State Consolidated Gold Mines (Operations) Limited

Slimes dam with fencing on	183/77	0 206/77	4673/2005	Free State Consolidated Gold Mines

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Witpan 62				(Operations) Limited

Extension to residential quarters with fencing — Farms Witpan 62 and Klippan 14	241/77	0 363/76	4703/2005	Free State Consolidated Gold Mines (Operations) Limited

Area for residential quarters for security personnel, offices and purposes incidental thereto with fencing Klippan 14	144/78	0 114/78	None	Free State Consolidated Gold Mines (Operations) Limited

Cement silos on Witpan 62	57/80	0 95/80	4671/2005	Free State Consolidated Gold Mines (Operations) Limited

Engineering apprentices training centre with fencing on Witpan 62	125/80	0 145/80	4714/2005	Free State Consolidated Gold Mines (Operations) Limited

1. Extension to residential quarters with fencing	10/82	0 216/81	None	Free State Consolidated Gold Mines (Operations) Limited

2. Recreation ground with fencing on Witpan 62

Extension to rock dump with fencing on Witpan 62	29/84	0 60/83	4899/2005	Free State Consolidated Gold Mines (Operations) Limited

Electrical power sub-station with fencing on Klippan 14	51/84	0 67/84	None	Free State Consolidated Gold Mines (Operations) Limited

Underground electric cables on Witpan No 62 and Klippan 14	56/85	0 52/85	None	Free State Consolidated Gold Mines (Operations) Limited

Water pipelines on Witpan 62	427/89	0 143/86	None	Free State Consolidated Gold Mines (Operations) Limited

Water pipelines on Klippan 14	55/91	0 119/86	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to slimes dam with fencing on Klippan 14	132/91	0 121/91	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to engineering apprentices training centre with fencing on Witpan 62	222/91	0 93/91	4930/2005	Free State Consolidated Gold Mines (Operations) Limited

Regional office, with fencing on Klippan 14	255/91	0 250/91	None	Free State Consolidated Gold Mines (Operations) Limited

Security barracks with fencing on Witpan 62	126/92	0 245/91	4691/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to residential quarters for mine employees with fencing on Witpan 62	156/92	0 57/92	4902/2005	Free State Consolidated Gold Mines (Operations) Limited

ANNEXURE “5”
OLD ORDER MINING RIGHT

G.P.-S. 010-0233 MD 109E Republic of South Africa Republiek van Suid-Afrika DEPARTMENT OF MINERAL AND ENERGY AFFAIRS MINING LICENCE [Minerals Act, 1991: Section 9 (1) read with 9 (3) (e)] 10 JUL 2002 Office date stamp Licence No. 9/2002 Office reference FS 5/3/2/508 Vol 3 Authorization is hereby granted under and subject to the provisions of the Minerals Act, 1991, to (full name) PRESIDENT STEYN GOLD MINES (FREE STATE) (PROPRIETARY) LIMITED registration number 98/19764/07 (hereinafter referred to as “the holder”) of (address) PRIVATE BAG X10206 WELKOM 9460 to mine for (name of mineral) PRECIOUS METALS AND PRECIOUS METALS in respect of tailings* on (full name of farm and subdivision) PRESIDENT STEYN 154 AND SUBDIVISION 10 KLIPPAN 14; THE REMAINDER OF KLIPPAN 14; THE REMAINDER OF WITPAN 62; THE REMAINDER OF UITSIG 94, VOORSPOED OOS 134 AND WELCOM 41 No. Magisterial District WELKOM Region REE STATE as indicated on the attached sketch plan No. FS 9/2002 (M.L) DIRECTOR: MINERAL DEVELOPMENT signed by the on 10 JULY 2002 Full name of the holder of the right to the said mineral PRESIDENT STEYN GOLD MINES (FREE STATE) (PROPRIETARY) LIMITED REG. NO. 98/19764/07 AS DEEMED HOLDER OF SUCH RIGHTS IN TERMS OF SECTION 47(1)(e) OF THE MINERALS ACT, 1991 (ACT 50 OF 1991) Unless this licence is suspended, cancelled or abandoned or lapses it shall be valid for a period (more than two years) which shall extend from the date of issuing until 9 JULY 2015 (If a specific date is inserted, delete the words that follow the date.)

MD 109E This licence does not exempt the holder from the requirements of any provision of any other law or from any restrictive provisions or conditions contained in the title deed of the land concerned, nor does it encroach upon the rights of any person who may have an interest in the land or tailings concerned or the mineral rights in respect of such land or tailings. Signed at WELKOM this 10TH day of JULY 2002 MINERAL DEVELOPMENT · Delete the words “in respect of tailings” if they are not applicable.

2